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                                                                     EXHIBIT 5.1

                 [FORM OF ROPES & GRAY OPINION TO BE DELIVERED
                     TO REGISTRANT UPON ISSUANCE OF SHARES]

                            [ROPES & GRAY LETTERHEAD]


                                     [date]

StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the filing of a prospectus or prospectus supplement to a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of up to 10,350,000 shares of Common Stock, $0.01 par value (the "Shares"), of StemCells, Inc., a Delaware corporation (the "Company"). The Shares are to be sold to Sativum Investments Limited, a British Virgin Islands corporation ("Sativum"), pursuant to a common stock purchase agreement dated as of May 10, 2001 (the "Purchase Agreement"), between the Company and Sativum and registered for resale by Sativum to the public under the Registration Statement.

     We have acted as counsel for the Company in connection with its proposed issuance and sale of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and the Company has received the consideration therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to your filing a form of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters".
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     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                  Very truly yours,

                                  /s/ Ropes & Gray

                                  Ropes & Gray


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